Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of OpGen, Inc. of our report dated March 23, 2017, which includes an explanatory paragraph related to OpGen, Inc.'s ability to continue as a going concern, on our audits of the consolidated financial statements of OpGen, Inc. as of December 31, 2016 and 2015 and for the years then ended.  We also consent to the reference to our firm in the caption "Experts."
/s/ CohnReznick LLP
Vienna, Virginia
May 31, 2017